Exhibit 99.1

ADOPTION AGREEMENT

VOTING AGREEMENT OF EGPI FIRECREEK, INC.

The undersigned, David A. Christian, Sr., David A. Christian, Jr., and Rusbek Bisultanov, have entered into an Agreement, dated March 7, 2005, with EGPI Firecreek, Inc. (the “Company”), and Firecreek Petroleum, Inc., pursuant to which 1,000,000 shares of the Common Stock of the Company will be issued to each of the undersigned upon their execution of this Adoption Agreement. The undersigned agree as follows:

1.

The undersigned acknowledge that they are acquiring shares of the capital stock of the Company ("Stock") which shall be subject to the terms and conditions of the Voting Agreement of the Company having an effective date of August 1, 2004 (the “Voting Agreement”), by and among the Company and certain of its stockholders.

2.

The undersigned (i) agree that the Stock acquired by the undersigned shall be bound by and subject to the terms of the Voting Agreement, and (ii) hereby adopt the Voting Agreement with the same force and effect as if the undersigned were originally parties thereto. The undersigned understand that the shares of Stock issued to them are “restricted securities” under applicable U.S. federal and state securities laws since they are being acquired from the Company in a transaction not involving a public offering, and that pursuant to such laws and applicable regulations, the undersigned must hold the Stock issued to them unless the Stock is registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

3.

Notice. Any notice required or permitted by the Voting Agreement shall be given to the undersigned at their addresses listed beside their signatures below.

EXECUTED AND DATED to be effective as of the 5th day of April, 2005.

______________________________

Address:

______________________________

Rusbek Bisultanov

______________________________

Address:

______________________________

David A. Christian, Sr.

______________________________

Address:

______________________________

David A. Christian, Jr.